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EXHIBIT 23.1
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                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-67350), Form S-8 (No. 333-33775) and Form S-3 (No. 333-67403) of National Golf Properties, Inc. of our reports dated February 29, 2002 on our audits of the consolidated financial statements and financial statement schedule of National Golf Properties, Inc. and American Golf Corporation and Subsidiaries, respectively, which appear in this Form 10-K.

PricewaterhouseCoopers LLP


Los Angeles, CA
March 29, 2002